Exhibit 99.04

Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

Listing of new holding company

Basingstoke, UK and Philadelphia, US – 25th November, 2005 – Shire plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) (the “Company”) announces that application has been made to the UK Listing Authority and to the London Stock Exchange for 495,173,820 ordinary shares of 350 pence each in the capital of the Company to be admitted to the Official List and to trading on the London Stock Exchange. Dealings will commence at 8.00 a.m. today.

As announced on 24th November 2005, the High Court sanctioned the scheme of arrangement proposed between Shire Pharmaceuticals Group plc (“SPG”) and its ordinary shareholders. Under the terms of the scheme, the Company will issue ordinary shares to former holders of ordinary shares in SPG on a one-for-one basis.

Application has also been made for block listings amounting in aggregate to 17,800,000 ordinary shares of 350 pence each in the capital of the Company to be admitted to the Official List upon issue. The block listings consist of 1,200,000 shares under the Shire Pharmaceuticals Executive Share Option Scheme, 10,000,000 shares under the Shire Pharmaceuticals Group plc 2000 Executive Share Option Scheme, 3,600,000 shares under the BioChem Pharma Stock Option Plan, 2,000,000 shares under the Shire plc Employee Stock Purchase Plan and 1,000,000 shares under the Shire plc Sharesave Plan. These shares shall rank pari passu with all other ordinary shares of the Company.

The listing of the ordinary shares of 5 pence each in the capital of SPG on the Official List will be cancelled as of 8.00 a.m. today.

For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160
	Brian Piper (North America)	+1 484 595 8252
Media	Jessica Mann (Rest of the World)	+44 1256 894 280
	Matthew Cabrey (North America)	+1 484 595 8248

Notes to editors

Shire plc

Shire plc is a global speciality pharmaceutical company with a strategic focus on meeting the needs of the specialist physician and currently focuses on developing and marketing products in the areas of central nervous system (CNS), gastrointestinal (GI), renal diseases and human genetic therapies. Shire plc has operations in the world’s key pharmaceutical markets (US, Canada, UK, France, Italy, Spain and Germany) as well as a specialist drug delivery unit in the US.

For further information on Shire plc, please visit the Company’s website: www.shire.com.

Registered in England 5492592 Registered Office as above

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forwarding-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire plc’s results could be materially affected. The risks and uncertainties include, but are not limited to; risks associated with the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization; the impact of competitive products, including, but not limited to, the impact of those on Shire plc’s Attention Deficit and Hyperactivity Disorder (“ADHD”) franchise; patents, including but not limited to, legal challenges relating to Shire plc’s ADHD franchise; government regulation and approval, including but not limited to the expected product approval dates of MTS (METHYPATCH) (ADHD), SPD503 (ADHD), SPD456 (ADHD), SPD476 (ulcerative colitis), I2S (iduronate-2-sulfase) (Hunter syndrome) and NRP104 (ADHD), including its scheduling classification by the Drug Enforcement Agency in the United States; Shire plc’s ability to benefit from the acquisition of Transkaryotic Therapies Inc.; Shire plc’s ability to secure new products for commercialization and/or development; and other risks and uncertainties detailed from time to time in Shire plc’s and its predecessor registrant Shire Pharmaceuticals Group plc’s filings with the US Securities and Exchange Commission, including Shire Pharmaceuticals Group plc’s Annual Report on Form 10-K for the year ended December 31, 2004.